Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Actuate Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-151004, 333-143235, 333-134140, 333-124546, 333-113545, 333-104101, 333-84582, 333-62600, 333-56906, 333-33720, 333-73015, and 333-59959) on Form S-8 and in the registration statements (Nos. 333-67220 and 333-34410) on Form S-3 of Actuate Corporation of our report dated March 12, 2009, with respect to the consolidated balance sheets of Actuate Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Actuate Corporation.

As discussed in Note 12 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.

/s/ KPMG LLP

Mountain View, California

March 12, 2009